Exhibit 10.47

INFRAREIT, INC.

2015 EQUITY INCENTIVE PLAN

InfraREIT, Inc., a Maryland corporation (the “Company”), sets forth herein the terms of its 2015 Equity Incentive Plan (the “Plan”), as follows:

1. PURPOSE

This Plan is intended to (a) provide awards to eligible persons, who are primarily Outside Directors in accordance with the Company’s Non-Employee Director Compensation Policy and as a result of the Manager serving as the Company’s external manager, as an incentive to stimulate their efforts towards the success of the Company and to operate and manage its business in a manner that will provide for the long term growth and profitability of the Company; (b) provide a means of attracting, obtaining and retaining able personnel, whose present and potential contributions to the welfare of the Company are important; and (c) provide a means by which such individuals can acquire and maintain equity ownership, or awards, the value of which is tied to the performance of the Company, thereby strengthening their concern for the welfare of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, unrestricted stock, stock units (including deferred stock units), dividend equivalent rights, long-term incentive units and cash bonus awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Although the Plan is primarily intended to apply to Outside Directors, the Plan may serve as a means for providing incentives to other Service Providers from time to time.

2. DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1 “Affiliate” means, with respect to the Company or the Manager, respectively, any company or other trade or business that controls, is controlled by or is under common control with the Company or the Manager within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary. For purposes of granting stock options or stock appreciation rights, an entity may not be considered an Affiliate of the Company or the Manager, respectively, unless the Company or the Manager holds a “controlling interest” in such entity, where the term “controlling interest” has the same meaning as provided in Treasury Regulation Section 1.414(c)-2(b)(2)(i), provided that the language “at least 50 percent” is used instead of “at least 80 percent” and, provided further, that where granting of stock options or stock appreciation rights is based upon a legitimate business criteria, the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i).

2.2 “Annual Incentive Award” means an Award, denominated in cash, made subject to attainment of performance goals (as described in Section 14) over a Performance Period of up to one year (the Company’s fiscal year, unless otherwise specified by the Committee).

2.3 “Applicable Entity” means the Company, its Affiliates or the Manager and its Affiliates.

2.4 “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders, and the rules of any applicable stock exchange or national market system, of any jurisdiction applicable to Awards granted to residents therein.

2.5 “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Unit, Dividend Equivalent Right, Performance Award, Annual Incentive Award, LTIP Unit, or Other Equity-Based Award under the Plan.

2.6 “Award Agreement” means the agreement between the Company and a Participant that evidences and sets out the terms and conditions of an Award.

2.7 “Benefit Arrangement” shall have the meaning set forth in Section 16.

2.8 “Board” means the Board of Directors of the Company.

2.9 “Cause” means, with respect to any Participant, as determined by the Committee and unless otherwise provided in an applicable agreement (including but not limited to any applicable employment agreement) between such Participant and the Applicable Entity (a) violations by such Participant of such Participant’s obligations to the Applicable Entity (other than as a result of incapacity due to physical or mental illness) which are demonstrably willful and deliberate on such Participant’s part, which are committed in bad faith or without reasonable belief that such violations are in the best interests of the Applicable Entity and which are not remedied within a reasonable period of time after such Participant’s receipt of written notice from the Company specifying such violations, (b) the conviction of such Participant of a felony involving an act of dishonesty intended to result in substantial personal enrichment of such Participant at the expense of the Applicable Entity or (c) prior to a Change in Control, such other events as shall be determined by the Committee, in its sole discretion. Any determination by the Committee whether an event constituting Cause shall have occurred shall be final, binding and conclusive.

2.10 “Change in Control” means:

(1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (i) the then outstanding shares of common stock, par value $0.01 per share, of the Company (the “Outstanding Company Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change in Control: (i) any acquisition by the Company; (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation or trust controlled by the Company; and

(iii) any acquisition by any entity pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 2.10; or

(2) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(3) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding common shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be, and (ii) no Person (excluding any corporation or trust resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation or trust resulting from such Business Combination) beneficially owns, directly or indirectly, thirty-five percent (35%) or more of the then outstanding shares of the corporation or trust resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation or trust except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation or trust resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(4) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company and consummation of such transaction.

Notwithstanding the foregoing, no event or condition shall constitute a Change in Control to the extent that the event or condition in connection with any Plan provision or Award under this Plan would result in the imposition of an applicable tax under Code Section 409A.

2.11 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. References in the Plan to any Code Section shall be deemed to include, as applicable, regulations promulgated under such Code Section.

2.12 “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.1 (or, if no Committee has been designated, the Board itself).

2.13 “Company” means InfraREIT, Inc., a Maryland corporation.

2.14 “Covered Employee” means a Participant who is a covered employee within the meaning of Code Section 162(m)(3).

2.15 “Determination Date” means the Grant Date or such other date as of which the Fair Market Value of a share of Stock is required to be established for purposes of the Plan.

2.16 “Disability” means the Participant is unable to perform each of the essential duties of such Participant’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Participant’s Service, Disability shall mean the Participant is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. Notwithstanding the foregoing, no circumstances or condition shall constitute a Disability to the extent that, if it were, a 20% tax would be imposed upon or with respect to any Award to the extent that the circumstances or condition in connection with any Plan provision or Award under this Plan would result in the imposition of an applicable tax under Code Section 409A.

2.17 “Dividend Equivalent Right” means a contingent right, granted to a Participant under Section 13, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments; provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Restricted Stock, Options or SARs.

2.18 “Effective Date” means December 1, 2014, the date the Plan was approved by the common stockholders of the Company.

2.19 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.20 “Fair Market Value” means the fair market value of a share of Stock for purposes of the Plan, which shall be determined as of any Determination Date as follows:

(a) If on such Determination Date the shares of Stock are listed on a Stock Exchange, or are publicly traded on another established securities market (a “Securities Market”), the Fair Market Value of a share of Stock shall be the closing price of the

Stock as reported on such Stock Exchange or such Securities Market (provided that, if there is more than one such Stock Exchange or Securities Market, the Committee shall designate the appropriate Stock Exchange or Securities Market for purposes of the Fair Market Value determination). If there is no such reported closing price on such Determination Date, the Fair Market Value of a share of Stock shall be the closing price of the Stock on the prior trading day on which any sale of Stock has been reported on such Stock Exchange or such Securities Market.

(b) If on such Determination Date the shares of Stock are not listed on a Stock Exchange or publicly traded on a Securities Market, the Fair Market Value of a share of Stock shall be the value of the Stock as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.

Notwithstanding this Section 2.20 or Section 19.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to Section 19.3, for any shares of Stock subject to an Award that are sold by or on behalf of a Participant on the same date on which such shares of Stock may first be sold pursuant to the terms of the related Award Agreement, the Fair Market Value of such shares of Stock shall be the sale price of such shares of Stock on such date (or if sales of such shares of Stock are effectuated at more than one sale price, the weighted average sale price of such shares of Stock on such date).

2.21 “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Participant, any person sharing the Participant’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which any one or more of these persons (or the Participant) control the management of assets, and any other entity in which one or more of these persons (or the Participant) own more than fifty percent (50%) of the voting interests.

2.22 “Grant Date” means, as determined by the Committee, the latest to occur of (i) the date as of which the Company completes the corporate action constituting the Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6, or (iii) such other date as may be specified by the Committee.

2.23 “Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.24 “Long-Term Incentive Unit” or “LTIP Unit” means an Award under Section 15 of an interest in the Operating Partnership.

2.25 “Manager” means Hunt Utility Services, LLC, or any successor or replacement entity, if any, providing management services to the Company.

2.26 “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.27 “Operating Partnership” means the operating partnership affiliated with the Company, if any.

2.28 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.29 “Option Price” means the exercise price for each share of Stock subject to an Option.

2.30 “Other Agreement” shall have the meaning set forth in Section 16.

2.31 “Other Equity-Based Award” means a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, other than an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Units, Dividend Equivalent Right, LTIP Unit, Performance Award, or Annual Incentive Award.

2.32 “Outside Director” means a member of the Board who is not (i) an officer or employee of the Company or the Manager or (ii) a Director of the Manager.

2.33 Participant” means a person who receives or holds an Award under the Plan.

2.34 “Performance Award” means an Award (other than an Award denominated in cash or settled only in cash) made subject to the attainment of performance goals (as described in Section 14) over a Performance Period of up to ten (10) years.

2.35 “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for “qualified performance-based compensation” paid to Covered Employees. Notwithstanding the foregoing, nothing in the Plan shall be construed to mean that an Award which does not satisfy the requirements for “qualified performance-based compensation” under Code Section 162(m) does not constitute performance-based compensation for other purposes, including for purposes of Code Section 409A.

2.36 “Performance Measures” means the business criteria listed in Section 14.6 on which the performance goals for Performance Awards intended to qualify as Performance-Based Compensation are based. These business criteria, together with the eligibility criteria and maximum Award amounts specified in Section 6, have been approved by the Company’s stockholders in a separate vote in order to qualify Awards as Performance-Based Compensation.

2.37 “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.38 “Plan” means this InfraREIT, Inc. 2015 Equity Incentive Plan, as amended from time to time.

2.39 “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock, Stock Units or Unrestricted Stock.

2.40 “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.41 “Restricted Stock” means shares of Stock, awarded to a Participant pursuant to Section 10.

2.42 “SAR Exercise Price” means the per share exercise price of a SAR granted to a Participant under Section 9.

2.43 “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.44 “Service” means service as a Service Provider to any Applicable Entity. Unless otherwise stated in the applicable Award Agreement, a Participant’s change in position or duties shall not result in interrupted or terminated Service, so long as such Participant continues to be a Service Provider to any Applicable Entity. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Committee, which determination shall be final, binding and conclusive. Notwithstanding any other provision to the contrary, for any individual providing services solely as a director, only service to the Company or any of its Subsidiaries constitutes Service. If the Service Provider’s employment or other service relationship is with an Affiliate of the Company or the Manager and that entity ceases to be an Affiliate of the Company or the Manager, a termination of Service shall be deemed to have occurred when the entity ceases to be an Affiliate of the Company or the Manager unless the Service Provider transfers his or her employment or other service relationship to the Company or the Manager or their remaining Affiliates. With respect to any Award subject to Code Section 409A, termination of Service shall mean a “separation from service” as interpreted within the meaning of Section 409A of the Code and Treasury Regulation 1.409A-1(h).

2.45 “Service Provider” means the Manager, an Affiliate of the Manager or an employee, officer, director, or a consultant or adviser (who is a natural person) providing services to an Applicable Entity, including an Outside Director.

2.46 “Stock” means the common stock, par value $0.01 per share, of the Company.

2.47 “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Section 9.

2.48 “Stock Exchange” means the New York Stock Exchange or another established national or regional stock exchange.

2.49 “Stock Unit” means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Participant pursuant to Section 10.

2.50 “Subsidiary” means any “subsidiary corporation” of the Company or Manager within the meaning of Code Section 424(f).

2.51 “Substitute Award” means an Award granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or an Affiliate or with which the Company or an Affiliate combined.

2.52 “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding voting securities of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.

2.53 “Unrestricted Stock” shall have the meaning set forth in Section 11.

Unless the context otherwise requires, all references in the Plan to “including” shall mean “including without limitation.”

3. ADMINISTRATION OF THE PLAN

3.1 Committee. The Plan shall be administered by the Committee. The Committee, upon and after such time as it is covered in Section 16 of the Exchange Act, shall consist of at least two individuals each of whom shall be a “nonemployee director” as defined in Rule 16b-3 as promulgated by the Securities and Exchange Commission (“Rule 16b-3”) under the Exchange Act and shall, at such times as the Company is subject to Code Section 162(m) (to the extent relief from the limitation of Code Section 162(m) is sought with respect to Awards), qualify as “outside directors” for purposes of Code Section 162(m); provided that no action taken by the Committee (including without limitation grants) shall be invalidated because any or all of the members of the Committee fails to satisfy the foregoing requirements of this sentence. The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan. If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member. Notwithstanding the other foregoing provisions of this Section 3.1, any Award under the Plan to a person who is a member of the Committee shall be made and administered by the Board. If no Committee is designated by the Board to act for these purposes, the Board shall have the rights and responsibilities of the Committee hereunder and under the Award Agreements.

(a) Subject to the provisions of the Plan, including Section 15 hereof, the Committee shall in its discretion as reflected by the terms of the Award Agreements (i) authorize the granting of Awards to Service Providers; (ii) determine the eligibility of a Service Provider to receive an Award (subject to the individual participant limitations provided hereunder), as well as determine the number of Shares to be covered under any Award Agreement, considering the position and responsibilities of the Service Provider, the nature and value to the Company of the Service Provider’s present and potential contribution to the success of one or more Applicable Entities and such other factors as the Committee may deem relevant; (iii) determine the terms, provisions and conditions of each Award (which may not be inconsistent with the terms of the Plan); (iv) prescribe the form of instruments evidencing such Awards; (v) make recommendations to the Board with respect to any Award that is subject to Board approval; and (vi) take such other actions as are prescribed under the Plan.

(b) The Award Agreement shall contain such other terms, provisions and conditions not inconsistent herewith as shall be determined by the Committee. In the event that any Award Agreement or other agreement hereunder provides (without regard to this sentence) for the obligation of an Applicable Entity to purchase or repurchase Shares from a Participant or any other person, then, notwithstanding the provisions of the Award Agreement or such other agreement, such obligation shall not apply to the extent that the purchase or repurchase would not be permitted under Applicable Law. The Participant shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or affect one or more of the obligations or restrictions imposed on the Plan pursuant to the express provisions of the Plan and the Award Agreement.

(c) The Committee may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. In the event of conflict between the terms of an Award Agreement and an employment agreement between the Company and the Participant, absent language to the contrary, the terms of such employment agreement shall be binding. Without limiting the generality of the foregoing, the Committee may (i) determine the extent, if any, to which Awards shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder); (ii) interpret and construe the Plan and the Award Agreements hereunder, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, provided that the Committee’s interpretation shall not be entitled to deference on and after a Change in Control except to the extent that such interpretations are made exclusively by members of the Committee who are individuals who served as Committee members before the Change in Control; and (iii) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. In the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Committee, except as provided in clause (ii) of the foregoing sentence, shall be final and binding upon all persons.

3.2 Terms of Awards. Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:

(a) designate Participants;

(b) determine the type or types of Awards to be made to a Participant;

(c) determine the number of shares of Stock to be subject to an Award;

(d) establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, the treatment of an Award in the event of a Change in Control, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

(e) prescribe the form of each Award Agreement evidencing an Award; and

(f) amend, modify, or reprice the terms of any outstanding Award subject to the restrictions of Section 3.4. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make or modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Participant, impair the Participant’s rights under such Award.

3.3 Forfeiture; Recoupment. The Company may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Participant with respect to an Award thereunder on account of actions taken by, or failed to be taken by, such Participant in violation or breach of or in conflict with any (a) employment agreement, (b) non-competition agreement, (c) agreement prohibiting solicitation of employees or clients of the Company or any Affiliate, (d) confidentiality obligation with respect to the Company or any Affiliate, (e) secondment agreement, or (f) other agreement, as and to the extent specified in such Award Agreement. The Company may annul an outstanding Award if the Participant thereof is an employee and is terminated for Cause as defined in the Plan or the applicable Award Agreement or for “cause” as defined in any other agreement between the Applicable Entity and such Participant, as applicable.

Any Award granted pursuant to the Plan is subject to mandatory repayment by the Participant to the Company to the extent the Participant is or in the future becomes subject to any Company “clawback” or recoupment policy that requires the repayment by the Participant to the Company of compensation paid by the Company to the Participant in the event that the Participant fails to comply with, or violates, the terms or requirements of such policy. Such policy may authorize the Company to recover from a Participant incentive-based compensation (including Options awarded as compensation) awarded to or received by such Participant during a period of up to three (3) years, as determined by the Committee, preceding the date on which the Company is required to prepare an accounting restatement due to material noncompliance by the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws.

Furthermore, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, and any Award Agreement so provides, any Participant of an Award under such Award Agreement who knowingly engaged in such misconduct, was grossly negligent in engaging in such misconduct, knowingly failed to prevent such misconduct or was grossly negligent in failing to prevent such misconduct, shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document that contained information affected by such material noncompliance.

Notwithstanding any other provision of the Plan or any provision of any Award Agreement, if the Company is required to prepare an accounting restatement, then Participants shall forfeit any cash or Stock received in connection with an Award (or an amount equal to the Fair Market Value of such Stock on the date of delivery if the Participant no longer holds the shares of Stock) if pursuant to the terms of the Award Agreement for such Award, the amount of the Award earned or the vesting in the Award was explicitly based on the achievement of pre-established performance goals set forth in the Award Agreement (including earnings, gains, or other performance goals) that are later determined, as a result of the accounting restatement, not to have been achieved.

3.4 No Repricing. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, shares of Stock, other securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Stock or other securities or similar transaction), the Company may not, without obtaining stockholder approval: (a) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs; (b) cancel outstanding Options or SARs in exchange for or substitution of Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs; or (c) cancel outstanding Options or SARs with an exercise price below the current stock price in exchange for cash or other securities.

3.5 Deferral Arrangement. The Committee may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalent Rights and, in connection therewith, provisions for converting such credits into Stock Units and for restricting deferrals to comply with hardship distribution rules affecting tax-qualified retirement plans subject to Code Section 401(k)(2)(B)(i)(IV) or unforeseeable emergency rules of Code Section 409A(a)(2)(B)(ii).

3.6 No Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any person serving as an officer, employee or legal counsel of the Company or any of its Subsidiaries, independent auditors, consultants or any other agents assisting in the administration of this Plan. Members of the Committee and any person serving as an officer or employee of the Company or any of its Subsidiaries acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

3.7 Stock Issuance/Book-Entry. Notwithstanding any provision of the Plan to the contrary, the issuance of the shares of Stock under the Plan may be evidenced in such a manner as the Committee, in its discretion, deems appropriate, including, without limitation, book-entry or direct registration or the issuance of one or more share certificates.

4. STOCK SUBJECT TO THE PLAN

4.1 Number of Shares of Stock Available for Awards. Subject to Section 4.2, and subject to adjustments as provided in Section 18, the total number of shares of Stock available for issuance under the Plan, in the aggregate, may not exceed 375,000 shares (which approximates 0.6% of the shares of Stock issued and outstanding upon completion of the initial public offering of the Company’s common stock, including any shares of Stock that may be issued upon exercise of the underwriters’ option to purchase additional shares, on a fully diluted basis (assuming, if applicable, the exercise of all outstanding options and the conversion of all warrants and convertible securities, including common or limited partner units in the Operating Partnership and LTIP Units, into shares of Stock)). Subject to adjustment as provided in Section 18, the maximum number of shares of Stock available for issuance as Incentive Stock Options shall not exceed 200,000 shares. Shares of Stock issued or to be issued under the Plan shall be made available from (i) authorized but unissued Shares, (ii) Shares held in the treasury of the Company, or (iii) previously issued Shares reacquired by the Company, including Shares purchased on the open market.

4.2 Adjustments in Authorized Shares of Stock. The Committee shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Code Section 424(a) applies. The number of shares of Stock reserved pursuant to Section 4 shall be increased by the corresponding number of awards assumed, and in the case of a substitution, by the net increase in the number of shares of Stock subject to awards before and after substitution. Available shares under a shareholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and do not reduce the number of shares of Stock available under the Plan, subject to applicable stock exchange requirements.

4.3 Share Usage. Shares of Stock covered by an Award shall be counted as used as of the Grant Date. If any Award expires, is forfeited or is terminated without having been exercised or is paid in cash without delivery of Stock, then any shares of Stock covered by such lapsed, cancelled, expired, unexercised or cash-settled portion of such Award or grant shall be available for the grant or settlement of other Awards under this Plan. Any shares of Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall not increase the number of shares available for future grants of Awards. If shares of Stock are issued in settlement of an SAR, the number of shares of Stock available under the Plan shall be reduced by the number of shares of Stock for which the SAR was exercised rather than the number of shares of Stock issued in settlement of the SAR. To the extent permitted by Applicable Law or the rules of any exchange on which the shares of Stock are listed for trading, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Affiliate shall not reduce the number of shares of Stock available for issuance under the Plan.

5. EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1 Effective Date. The Plan shall be effective as of the Effective Date.

5.2 Term. The Plan shall terminate automatically ten (10) years after the Effective Date and may be terminated on any earlier date as provided in Section 5.3.

5.3 Amendment and Termination of the Plan. The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by Applicable Laws or required by applicable stock exchange listing requirements. No amendment will be made to the no-repricing provisions of Section 3.4 or the option pricing provisions of Section 8.1 without the approval of the Company’s stockholders. No amendment, suspension, or termination of the Plan shall, without the consent of the Participant, impair rights or obligations under any Award theretofore awarded under the Plan.

6. AWARD ELIGIBILITY AND LIMITATIONS

6.1 Service Providers and Other Persons. Subject to this Section 6, Awards may be made under the Plan to: (i) any Service Provider, as the Committee shall determine and designate from time to time and (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Committee.

6.2 Limitation on Shares of Stock Subject to Stock-Based Awards. During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act and the transition period under Treasury Regulation Section 1.162-27(f)(2) has lapsed or does not apply:

(a) the maximum number of shares of Stock subject to Options or SARs that can be granted under the Plan to any person eligible for an Award under Section 6 is 75,000 shares with respect to any Service Provider who is not an Outside Director and 75,000 with respect to any Service Provider who is an Outside Director in a calendar year; and

(b) the maximum number of shares of Stock that can be granted under the Plan, other than pursuant to an Option or SARs, to any person eligible for an Award under Section 6 is 75,000 shares with respect to any Service Provider who is not an Outside Director and 75,000 shares with respect to any Service Provider who is an Outside Director in a calendar year.

The preceding limitations on Stock-based Awards in this Section 6.2 are subject to adjustment as provided in Section 18.

6.3 Stand-Alone, Additional, Tandem and Substitute Awards. Subject to Section 3.4, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Participant to receive payment from the Company or any Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. Subject to Section 3.4, if an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate. Notwithstanding Section 8.1 and Section 9.1 but subject to Section 3.4, the Option Price of an Option or the grant price of an SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Stock on the original date of grant; provided, that, the Option Price or grant price is determined in accordance with the principles of Code Section 424 and the regulations thereunder for any Incentive Stock Option and consistent with Code Section 409A for any other Option or SAR.

7. AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Committee shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options. No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option (and shall be considered a Non-qualified Stock Options in the event, and to the extent, of such failure).

8. TERMS AND CONDITIONS OF OPTIONS

8.1 Option Price. The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value of a share of Stock on the Grant Date; provided, however, that in the event that a Participant is a Ten Percent Stockholder, the Option Price of an Option granted to such Participant that is intended to be an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2 Vesting. Subject to Sections 8.3 and 18.3, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

8.3 Term. Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten (10) years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option; provided, however, that in the event that the Participant is a Ten Percent

Stockholder, an Option granted to such Participant that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five (5) years from its Grant Date.

8.4 Termination of Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5 Limitations on Exercise of Option. Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein or after the occurrence of an event referred to in Section 18 which results in termination of the Option.

8.6 Method of Exercise. Subject to the terms of Section 12 and Section 19.3, an Option that is exercisable may be exercised by the Participant’s delivery to the Company of notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company and in accordance with any additional procedures specified by the Committee. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares of Stock for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award.

8.7 Rights of Holders of Options. Unless otherwise stated in the applicable Award Agreement, a Participant or other person holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock or to receive notice of any meeting of the Company’s stockholders) until the shares of Stock covered thereby are fully paid and issued to such Participant or other person. Except as provided in Section 18, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8 Delivery of Stock Certificates. Promptly after the exercise of an Option by a Participant and the payment in full of the Option Price with respect thereto, such Participant shall be entitled to receive such evidence of such Participant’s ownership of the shares of Stock subject to such Option as shall be consistent with Section 3.7.

8.9 Transferability of Options. Except as provided in Section 8.10, during the lifetime of a Participant, only the Participant (or, in the event of legal incapacity or incompetency, the Participant’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Participant to whom it is granted, other than by will or the laws of descent and distribution.

8.10 Family Transfers. To the extent authorized in the applicable Award Agreement or by the Committee, in its sole discretion, a Participant may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) unless Applicable Laws do not permit such transfers, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Participant) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and shares of Stock acquired pursuant to the Option shall be subject to the same restrictions on transfer of shares as would have applied to the Participant. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Participant in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 shall continue to be applied with respect to the original Participant, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11 Limitations on Incentive Stock Options. An Option shall constitute an Incentive Stock Option only (i) if the Participant of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Participant become exercisable for the first time during any calendar year (under the Plan and all other plans of the Participant’s employer and its Affiliates) does not exceed $100,000. Except to the extent provided in the regulations under Code Section 422, this limitation shall be applied by taking Options into account in the order in which they were granted.

8.12 Notice of Disqualifying Disposition. If any Participant shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances provided in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

9. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1 Right to Payment and Grant Price. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the SAR Exercise Price as determined by the Committee. The Award Agreement for a SAR shall specify the SAR Exercise Price, which shall be at least the Fair Market Value of one (1) share of Stock on the date of grant. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award; provided that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Exercise Price that is no less than the greater of the Exercise Price of the related Option or the Fair Market Value of one share of Stock on the SAR Grant Date; provided further that a Participant may only exercise either the SAR or the Option with which it is granted in tandem and not both.

9.2 Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which shares of Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

9.3 Term. Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of ten (10) years from the date such SAR is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such SAR.

9.4 Transferability of SARs. Except as provided in Section 9.5, during the lifetime of a Participant, only the Participant (or, in the event of legal incapacity or incompetency, the Participant’s guardian or legal representative) may exercise a SAR. Except as provided in Section 9.5, no SAR shall be assignable or transferable by the Participant to whom it is granted, other than by will or the laws of descent and distribution.

9.5 Family Transfers. To the extent authorized in the applicable Award Agreement or by the Committee, in its sole discretion, a Participant may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.5, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) unless Applicable Laws do not permit such transfers, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Participant) in exchange for an interest in that entity. Following a transfer under this Section 9.5, any such SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and shares of Stock acquired pursuant to a SAR shall be subject to the same restrictions on transfer or shares as would have applied to the Participant. Subsequent transfers of transferred SARs are prohibited except to Family Members of the original Participant in accordance with this Section 9.5 or by will or the laws of descent and distribution.

10. TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS

10.1 Grant of Restricted Stock or Stock Units. Awards of Restricted Stock or Stock Units may be made for consideration or no consideration (other than the par value of the shares of Stock which shall be deemed paid by past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Participant to perform future Service to an Applicable Entity).

10.2 Restrictions. At the time a grant of Restricted Stock or Stock Units is made, the Committee may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units may be subject to a different restricted period. An Award of Stock Units may include an Award of Dividend Equivalent Rights related to such Stock Units. The Committee may in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units as described in Section 14. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Restricted Stock or Stock Units.

10.3 Registration; Restricted Stock Certificates. Pursuant to Section 3.6, to the extent that ownership of Restricted Stock is evidenced by a book-entry registration or direct registration, such registration shall be notated to evidence the restrictions imposed on such Award of Restricted Stock under the Plan and the applicable Award Agreement. Subject to Section 3.6 and the immediately following sentence, the Company may issue, in the name of each Participant to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Participant, as soon as reasonably practicable after the Grant Date. The Committee may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Participant’s benefit until such time as the shares of Restricted Stock are forfeited to the Company or the restrictions applicable thereto lapse and such Participant shall deliver a stock power to the Company with respect to each certificate, or (ii) such certificates shall be delivered to the Participant, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.4 Rights of Holders of Restricted Stock. Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such shares of Stock and the right to receive any dividends declared or paid with respect to such shares of Stock. All distributions, if any, received by a Participant with respect to Restricted Stock as a result of any stock split, stock dividend, combination of stock, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

10.5 Rights of Holders of Stock Units.

(a) Voting and Dividend Rights. Holders of Stock Units shall have no rights as stockholders of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Stock Units, to direct the voting of the shares of Stock subject to such Stock Units, or to receive notice of any meeting of the Company’s stockholders). The Committee shall provide in an Award Agreement evidencing a grant of Stock Units whether or not the holder of such Stock Units shall be entitled to receive Dividend Equivalent Rights with respect to such Stock Units, upon the Company’s payment of a cash dividend on its outstanding shares of Stock, a cash payment for each Stock Unit held equal to the per-stock dividend paid on the shares of Stock. Such Award Agreement may also provide that such Dividend Equivalent Rights will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid and address whether such additional Stock Units shall include Dividend Equivalent Rights.

(b) Creditor’s Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company.

10.6 Termination of Service. Unless the Committee otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Participant’s Service, any Restricted Stock or Stock Units held by such Participant that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Stock Units, the Participant shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends or Dividend Equivalent Rights with respect to Restricted Stock or Stock Units.

10.7 Purchase of Restricted Stock and Shares of Stock Subject to Stock Units. The Participant shall be required, to the extent required by Applicable Laws, to purchase the Restricted Stock or shares of Stock subject to vested Stock Units from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or Stock Units or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock or Stock Units. The Purchase Price shall be payable in a form described in Section 12 or, in the discretion of the Committee, in consideration for past or future Services rendered to an Applicable Entity.

10.8 Delivery of Shares of Stock. Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to Restricted Stock or Stock Units settled in shares of Stock shall lapse, and, unless otherwise provided in the applicable Award Agreement, a book-entry or direct registration or a stock certificate evidencing ownership of such shares of Stock shall, consistent with Section 3.7, be issued, free of all such restrictions, to the Participant or the Participant’s beneficiary or estate, as the case may be. Neither the Participant, nor the Participant’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the shares of Stock represented by the Stock Unit have been delivered.

11. TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS AND OTHER EQUITY-BASED AWARDS

The Committee may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Committee) an Unrestricted Stock Award to any Participant pursuant to which such Participant may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold to any Participant as provided in the immediately preceding sentence in respect of past or, if so provided in the related Award Agreement or a separate agreement, the promise by the Participant to perform future Service to an Applicable Entity or other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Participant.

The Committee may, in its sole discretion, grant Awards to Participants in the form of Other Equity-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this Section 11 may be granted with vesting, value and/or payment contingent upon the attainment of one or more performance goals. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter. Unless the Committee otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Participant’s Service, any Other Equity-Based Awards held by such Participant that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Other Equity-Based Awards, the Participant shall have no further rights with respect to such Award.

12. FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

12.1 General Rule. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company

12.2 Surrender of Shares of Stock. To the extent the Award Agreement so provides and subject to any rules and procedures established by the Committee, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender or attestation to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender, as applicable.

12.3 Cashless Exercise. With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides and subject to any rules and procedures established by the Committee, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option may be made all or in part (i) by delivery (on a form acceptable to the Committee) by Participant of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 19.3, or, (ii) with the consent of the Company, by the Participant electing to have the Company issue to Participant only that number of shares of Stock equal in value to the difference between the Option Price and the Fair Market Value of the shares of Stock subject to the portion of the Option being exercised.

13. TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1 Dividend Equivalent Rights. A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares of Stock had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Participant, provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Restricted Stock, Options or SARs. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Committee. A

Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from the terms and conditions of such other Award. A cash amount credited pursuant to a Dividend Equivalent Right granted as a component of another Award which vests or is earned based upon the achievement of performance goals shall not vest unless such performance goals for such underlying Award are achieved, unless otherwise provided in the Award Agreement.

13.2 Termination of Service. Except as may otherwise be provided by the Committee either in the Award Agreement or in writing after the Award Agreement is issued, a Participant’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Participant’s termination of Service for any reason.

14. TERMS AND CONDITIONS OF PERFORMANCE AWARDS AND ANNUAL INCENTIVE AWARDS

14.1 Grant of Performance Awards and Annual Incentive Awards. Subject to the terms and provisions of the Plan, including the individual Award limits in Section 6, the Committee, at any time and from time to time, may grant Performance Awards and/or Annual Incentive Awards to a Service Provider in such amounts and upon such terms as the Committee shall determine.

14.2 Value of Performance Awards and Annual Incentive Awards. Each Performance Award and Annual Incentive Award shall have an initial value that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Awards that will be paid out to the Participant.

14.3 Earning of Performance Awards and Annual Incentive Awards. Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Awards or Annual Incentive Awards shall be entitled to receive payout on the value and number of the Performance Awards or Annual Incentive Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

14.4 Form and Timing of Payment of Performance Awards and Annual Incentive Awards. Payment of earned Performance Awards and Annual Incentive Awards shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Awards in the form of cash or in shares of Stock (or in a combination thereof) equal to the value of the earned Performance Awards at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period; provided that, unless specifically provided in the Award Agreement pertaining to the grant of the Award, such payment shall occur no later than the 15th day of the third month following the end of the calendar year in which the Performance Period ends. Any shares of Stock may be granted subject to any restrictions deemed appropriate by the

Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

14.5 Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. If and to the extent required under Code Section 162(m), any power or authority relating to an Award intended to qualify under Code Section 162(m), shall be exercised by the Committee.

14.6 Performance Awards or Annual Incentive Awards Granted to Designated Covered Employees. If and to the extent that the Committee determines that a Performance or Annual Incentive Award to be granted to a Participant who is designated by the Committee as likely to be a Covered Employee is intended to constitute “qualified performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.6.

(a) Performance Goals Generally. The performance goals for Performance or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.6. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two (2) or more of the performance goals must be achieved as a condition to the grant, exercise and/or settlement of such Awards. Performance goals may differ for Awards granted to any one Participant or to different Participants.

(b) Timing For Establishing Performance Goals. Performance goals shall be established not later than the earlier of (i) 90 days after the beginning of any performance period applicable to such Awards and (ii) the day on which twenty-five percent (25%) of any performance period applicable to such Awards has expired, or at such other date as may be required or permitted for “qualified performance-based compensation” under Code Section 162(m).

(c) Settlement of Awards; Other Terms. Settlement of such Awards shall be in cash, shares of Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Participant prior to the end of a performance period or settlement of Awards.

(d) Performance Measures. The performance goals upon which the payment or vesting of a Performance or Annual Incentive Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(i) net earnings or net income;

(ii) operating earnings or income, funds from operations or adjusted funds from operations;

(iii) pretax earnings;

(iv) earnings per share of stock;

(v) stock price, including growth measures and total stockholder return;

(vi) earnings before interest and taxes;

(vii) earnings before interest, taxes, depreciation and/or amortization;

(viii) return measures, including return on assets, capital, investment, equity, sales or revenue;

(ix) cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment;

(x) expense targets;

(xi) market share;

(xii) financial ratios as provided in credit agreements of the Company and its subsidiaries;

(xiii) working capital targets;

(xiv) completion of acquisitions of assets;

(xv) completion of asset sales;

(xvi) revenues under management;

(xvii) funds from operations;

(xviii) distributions to stockholders or funds available for distribution; and

(xix) any combination of any of the foregoing business criteria.

Business criteria may be (but are not required to be) measured on a basis consistent with U.S. Generally Accepted Accounting Principles.

Any Performance Measure(s) may be used to measure the performance of the Company, its Subsidiaries, and/or its Affiliates as a whole or any business unit of the Company, its Subsidiaries, and/or its Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (v) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 14.

(e) Evaluation of Performance. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees that are intended to qualify as Performance-Based Compensation, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

(f) Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis, or any combination as the Committee determines.

(g) Committee Discretion. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval provided the exercise of such discretion does not violate Code Sections 162(m) or 409A. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 14.6.4.

14.7 Status of Awards Under Code Section 162(m). It is the intent of the Company that Awards under Section 14.6 granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations promulgated thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 14.6, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m). If any provision of the Plan or any agreement relating to such Awards does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

15. TERMS AND CONDITIONS OF LONG-TERM INCENTIVE UNITS

LTIP Units are intended to be profits interests in the Operating Partnership, the rights and features of which, if applicable, will be set forth in the agreement of limited partnership for the Operating Partnership (the “Operating Partnership Agreement”). Subject to the terms and provisions of the Plan and the Operating Partnership Agreement, the Board, at any time and from time to time, may grant LTIP Units to Participants in such amounts and upon such terms (including terms regarding vesting) as the Board shall determine and stated in the Award Agreement. LTIP Units must be granted for service to the Operating Partnership.

16. PARACHUTE LIMITATIONS

16.1 If the Participant is a “disqualified individual,” as defined in Code Section 280G(c), then, notwithstanding any other provision of the Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Participant with an Applicable Entity (including, but not limited to, an employment agreement), except an agreement, contract, or understanding that expressly addresses Code Section 280G or Code Section 4999 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Participant (including groups or classes of Participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Participant (a “Benefit Arrangement”), any right to exercise, vesting, payment or benefit to the Participant under the Plan shall be reduced or eliminated:

(a) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Participant under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment or benefit to the Participant under the Plan to be considered a “parachute payment” within the meaning of Code Section 280G(b)(2) as then in effect (a “Parachute Payment”) and

(b) if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Participant from the Company under the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Participant without causing any such payment or benefit to be considered a Parachute Payment.

16.2 The Company shall accomplish such reduction described in Section 16.1 by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Performance

Awards, then by reducing or eliminating any accelerated vesting of Options or SARs, then by reducing or eliminating any accelerated vesting of Restricted Stock or Stock Units, then by reducing or eliminating any other remaining Parachute Payments.

17. REQUIREMENTS OF LAW

17.1 General. No participant in the Plan will be permitted to acquire, or will have any right to acquire, shares of Stock thereunder if such acquisition would be prohibited by any share ownership limits contained in the Company’s charter or bylaws or would impair the Company’s status as a REIT. The Company shall not be required to offer, sell or issue any shares of Stock under any Award if the offer, sale or issuance of such shares of Stock would constitute a violation by the Participant, any other individual or entity exercising an Option, or any Applicable Entity of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the offering, listing, registration or qualification of any shares of Stock subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the offering, issuance, sale or purchase of shares of Stock hereunder, no shares of Stock may be offered, issued or sold to the Participant or any other individual or entity exercising an Option pursuant to such Award unless such offering, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Without limiting the generality of the foregoing, in connection with the Securities Act, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to offer, sell or issue such shares of Stock unless the Committee has received evidence satisfactory to it that the Participant or any other individual or entity exercising an Option or SAR or accepting delivery of such shares may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock pursuant to the Plan to comply with any Applicable Laws. As to any jurisdiction that expressly imposes the requirement that an Option (or SAR that may be settled in shares of Stock) shall not be exercisable until the shares of Stock covered by such Option (or SAR) are registered under the securities laws thereof or are exempt from such registration, the exercise of such Option (or SAR) under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

17.2 Rule 16b-3. During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder that would otherwise be subject to Section 16(b) of the Exchange Act will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative with respect to such Awards to the extent permitted by Applicable Laws and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Committee may exercise its discretion to modify the Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

18. EFFECT OF CHANGES IN CAPITALIZATION

18.1 Changes in Stock. If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in such stock effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares of stock for which grants of Options and other Awards may be made under the Plan, including, without limitation, the limits set forth in Sections 4.1 and 6.2, shall be adjusted proportionately and accordingly by the Company in a manner deemed equitable by the Committee. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Participant immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution. For avoidance of doubt the share numbers included in Section 4.1 give effect to the reverse split described in the S-11 related to the Company’s initial public offering.

18.2 Reorganization in Which the Company Is the Surviving Entity Which Does not Constitute a Change in Control. Subject to Section 18.3, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Change in Control, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares of Stock remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, or in another agreement with the Participant, or otherwise set forth in writing, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Participant as a result of the reorganization, merger or consolidation. In the event of a transaction described in this Section 18.2, Performance Awards shall be adjusted (including any adjustment to the Performance Measures applicable to such Awards deemed appropriate by the Committee) so as to apply to the securities that a holder of the number of shares of Stock subject to the Performance Awards would have been entitled to receive immediately following such transaction.

18.3 Change in Control in which Awards are not Assumed. Except as otherwise provided in the applicable Award Agreement or in another agreement with the Participant, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Options, SARs, Stock Units, Dividend Equivalent Rights, LTIP Units, Restricted Stock, or other Equity-Based Awards are not being assumed or continued:

(a) in each case with the exception of any Performance Award, all outstanding Restricted Stock and LTIP Units shall be deemed to have vested, all Stock Units shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, and all Dividend Equivalent Rights shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, immediately prior to the occurrence of such Change in Control, and

(b) either of the following two actions shall be taken:

(i) fifteen (15) days prior to the scheduled consummation of a Change in Control, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen (15) days (and shall otherwise expire if not exercised within such fifteen (15)-day period), or

(ii) the Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, Stock Units, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee acting in good faith), in the case of Restricted Stock or Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR (the “Award Stock”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Stock.

(c) for Performance Awards denominated in Stock, Stock Units or LTIP Units, if less than half of the Performance Period has lapsed, the Awards shall be converted into Restricted Stock or Stock Units assuming target performance has been achieved (or Unrestricted Stock if no further restrictions apply). If more than half the Performance Period has lapsed, the Awards shall be converted into Restricted Stock or Stock Units based on actual performance to date (or Unrestricted Stock if no further restrictions apply). If actual performance is not determinable, then Performance Awards shall be converted into Restricted Stock or Stock Units assuming target performance has been achieved, based on the discretion of the Committee (or Unrestricted Stock if no further restrictions apply).

(d) Other-Equity Based Awards shall be governed by the terms of the applicable Award Agreement.

With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option or SAR during such fifteen (15)-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Change in Control, the Plan and all outstanding but unexercised Options and SARs shall terminate. The Committee shall send notice of an event that will result in such a termination to all individuals and entities who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders.

18.4 Change in Control in which Awards are Assumed. Except as otherwise provided in the applicable Award Agreement or in another agreement with the Participant, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Awards are being assumed or continued, the following provisions shall apply to such Award, to the extent assumed or continued:

The Plan, Options, SARs, Stock Units, Restricted Stock and Other Equity-Based Awards theretofore granted shall continue in the manner and under the terms so provided in the event of any Change in Control to the extent that provision is made in writing in connection with such Change in Control for the assumption or continuation of the Options, SARs, Stock Units, Restricted Stock and Other Equity-Based Awards theretofore granted, or for the substitution for such Options, SARs, Stock Units, Restricted Stock and Other Equity-Based Awards for new common stock options and stock appreciation rights and new common stock units and restricted stock and other equity-based awards relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation rights exercise prices.

18.5 Adjustments. Adjustments under this Section 18 related to shares of Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Committee shall determine the effect of a Change in Control upon Awards other than Options, SARs, Stock Units and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement. The Committee may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Participant, for different provisions to apply to an Award in place of those described in Sections 18.1, 18.2, 18.3 and 18.4. This Section 18 does not limit the Company’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of change in control events that do not constitute a Change in Control.

18.6 No Limitations on Company. The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets

(including all or any part of the business or assets of any Subsidiary or other Affiliate) or engage in any other transaction or activity.

19. GENERAL PROVISIONS

19.1 Disclaimer of Rights. No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual or entity the right to remain in the employ or service of any Applicable Entity, or to interfere in any way with any contractual or other right or authority of the Applicable Entity either to increase or decrease the compensation or other payments to any individual or entity at any time, or to terminate any employment or other relationship between any individual or entity and the Applicable Entity. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, in another agreement with the Participant, or otherwise in writing, no Award granted under the Plan shall be affected by any change of duties or position of the Participant, so long as such Participant continues to provide Service.

19.2 Nonexclusivity of the Plan. Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Company to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable.

19.3 Withholding Taxes. Any Applicable Entity, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Participant any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Participant shall pay in cash to the Applicable Entity, as the case may be, any amount that the Applicable Entity may reasonably determine to be necessary to satisfy such withholding obligation; provided that if there is a same-day sale of shares of Stock subject to an Award, the Participant shall pay such withholding obligation on the day on which such same-day sale is completed. Subject to the prior approval of the Applicable Entity, which may be withheld by the Applicable Entity, as the case may be, in its sole discretion, the Participant may elect to satisfy such obligations, in whole or in part, (i) by causing the Applicable Entity to withhold shares of Stock otherwise issuable to the Participant, (ii) by delivering to the Applicable Entity shares of Stock already owned by the Participant or (iii) by selling to the Company shares of Stock delivered in connection with the applicable Award and instructing the Company to deliver the proceeds therefrom to the Applicable Entity. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Applicable Entity as of the date that the amount of tax to be withheld is to be determined. A Participant who has made an election pursuant to this Section 19.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, lapse of restrictions applicable to such Award or payment of shares of Stock pursuant to such Award, as applicable, cannot exceed such number of shares of Stock having a Fair Market Value equal to the minimum statutory amount required by the Applicable Entity to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions or payment of shares of Stock. Notwithstanding Section 2.21 or this Section 19.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to this Section 19.3, for any shares of Stock subject to an Award that are sold by or on behalf of a Participant on the same date on which such shares may first be sold pursuant to the terms of the related Award Agreement, the Fair Market Value of such shares shall be the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date), so long as such Participant has provided the Applicable Entity, or its designee or agent, with advance written notice of such sale.

19.4 Captions. The use of captions in the Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

19.5 Other Provisions. Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

19.6 Number and Gender. With respect to words used in the Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

19.7 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

19.8 Governing Law. The validity and construction of the Plan and the instruments evidencing the Awards hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

19.9 No Fund Created. Any and all payments hereunder to any Participant under the Plan shall be made from the general funds of the Company (or, if applicable, an Applicable Entity), no special or separate fund shall be established or other segregation of assets made to assure such payments, and the Stock Units and any other similar devices issued hereunder to account for Plan obligations do not constitute Stock and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company (or an Applicable Entity) may establish a mere bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The obligations of the Company (or, if applicable, an Applicable Entity) under the

Plan are unsecured and constitute a mere promise by the Company (or, if applicable, an Applicable Entity) to make benefit payments in the future and, to the extent that any person acquires a right to receive payments under the Plan from the Company (or, if applicable, an Applicable Entity), such right shall be no greater than the right of a general unsecured creditor of the Company (or, if applicable, an Applicable Entity). Without limiting the foregoing, Stock Units and any other similar devices issued hereunder to account for Plan obligations are solely a device for the measurement and determination of the amounts to be paid to a Participant under the Plan, and each Participant’s right in the Stock Units and any such other devices is limited to the right to receive payment, if any, as may herein be provided.

19.10 No Fiduciary Relationship. Nothing contained in the Plan, and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between any of the Applicable Entities, or their officers or the Committee, on the one hand, and the Participant, any of the Applicable Entities or any other person or entity, on the other.

19.11 Code Section 409A.

(a) The Company intends to comply with Code Section 409A, or an exemption to Code Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Code Section 409A. To the extent that the Company determines that a Participant would be subject to the additional twenty percent (20%) tax imposed on certain nonqualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of any Award granted under the Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Board.

(b) With respect to any Award issued under the Plan that is subject to Code Section 409A, and with respect to which a payment or distribution is to be made upon a termination of Service, if the Participant is determined by the Company to be a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i) and any of the Company’s Stock is publicly traded on an established securities market or otherwise, such payment or distribution, to the extent it would constitute a payment of nonqualified deferred compensation within the meaning of Code Section 409A that is ineligible for an exemption from treatment as such, may not be made before the date which is six months after the date of termination of Service (to the extent required under Code Section 409A). Any payments or distributions delayed in accordance with the prior sentence shall be paid to the Participant on the first day of the seventh month following the Participant’s termination of Service.

(c) The Company makes no representation or warranty and shall have no liability to any Participant or any other person if any provisions of this Plan or any Award Agreement issued pursuant hereto are determined to constitute deferred compensation subject to Code Section 409A but do not satisfy an exemption from, or the conditions of, such Section.

To record adoption of the Plan by the Board as of December 1, 2014, and approval of the Plan by the stockholders on December 1, 2014, the Company has caused its authorized officer to execute the Plan.

INFRAREIT, INC.

/s/ David Campbell
By:	David Campbell
Title:	President and Chief Executive Officer